UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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CALITHERA BIOSCIENCES, INC.

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Calithera Biosciences Announces Update on Complete Liquidation and Dissolution

Special Meeting to be Held on or about June 29, 2023 with a Record Date of May 25, 2023

SOUTH SAN FRANCISCO, Calif., May 19, 2023 (GLOBE NEWSWIRE) – Calithera Biosciences, Inc. (OTC: CALA) (the “Company”) announced that it intends to hold a special meeting of stockholders on or about June 29, 2023 (the “Special Meeting”), for the purpose of approving the Company’s Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”). In January 2023, the Company announced its intention to commence an orderly wind down of the Company’s business and operations.    The Company continues to expect that its existing capital resources together with the net proceeds from the sale of its assets will enable it to meet its remaining liabilities and obligations with sufficient reserves.

In January 2023, the Company also announced that in light of the liquidation preference of its Series A convertible preferred stock, even if all of the Company’s assets were converted to cash or cash equivalents, the Company did not anticipate that the liquidation preference will be satisfied and therefore no liquidating distributions were expected to be made to the holders of its common stock.

In April 2023, the Company repurchased all outstanding shares of its Series A convertible preferred stock for $4.0 million in cash and the grant of a contingent value right, entitling Takeda Ventures, Inc. as the former holder of its Series A convertible preferred stock ( “Takeda”), to all the remaining proceeds from the sale of the Company’s assets (not to exceed $31.0 million), after establishing a reserve, which will be used to pay all expenses (including operating expenses up until the filing of a certificate of dissolution) and other known, non-contingent liabilities and obligations, and will include reasonable provision for future expenses of liquidation and contingent and unknown liabilities as required by Delaware law. In connection with the repurchase, Takeda agreed that if the holders of the Company’s common stock approved the Company’s Plan of Dissolution at the Special Meeting, then the Company could distribute $0.40 per share in a liquidating distribution to the holders of common stock prior to any future distribution to Takeda pursuant to the contingent value right. Based upon the number of shares of common stock outstanding as of May 1, 2023, if the Plan of Dissolution is approved, approximately $2.0 million will be distributed to the holders of common stock. If the holders of common stock do not approve the Company’s Plan of Dissolution at the Special Meeting, then the Company will not make any liquidating distribution to the holders of common stock pursuant to its agreement with Takeda, and the Company expects that all proceeds from the sale of the Company’s assets after establishing an appropriate reserve, will ultimately be distributed to Takeda pursuant to the contingent value right.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed Plan of Dissolution, the Company intends to file with the Securities and Exchange Commission (the “SEC”), a proxy statement and other relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PLAN OF DISSOLUTION AND RELATED MATTERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN IT

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BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT CALITHERA BIOSCIENCES, INC. THE PLAN OF DISSOLUTION AND RELATED MATTERS. Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

Calithera and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed Plan of Dissolution and related matters, and any other matters to be voted on at the special meeting of shareholders. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the proxy statement (when available). Additional information regarding such directors and executive officers is included in Calithera’s Annual Report on Form 10-K, which was filed with the SEC on March 31, 2023. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Calithera’s shareholders in connection with the Plan of Dissolution and related matters and any other matters to be voted upon at the Special Meeting will be set forth in the proxy statement (when available). These documents are available free of charge as described in the preceding section.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “poised” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements.

For example, all statements Calithera makes regarding the proposed dissolution pursuant to the Plan of Dissolution, timing of filing of the certificate of dissolution and holding of the Special Meeting to approve the Plan of Dissolution, the amount and timing of liquidating distributions, if any, in connection with the dissolution, the amount of planned reserves, and similar statements are forward-looking. All forward-looking statements are based on estimates and assumptions by Calithera’s management that, although Calithera believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Calithera expected. Such risks and uncertainties include, among others, the availability, timing and amount of liquidating distributions; the amounts that will need to be set aside by Calithera; the adequacy of such reserves to satisfy Calithera’s obligations; potential unknown contingencies or liabilities, including tax claims, and Calithera’s ability to favorably resolve them or at all; the amount of proceeds that might be realized from the sale or other disposition of any remaining assets; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by Calithera of expenses relating to the dissolution; the ability of the board of directors to abandon, modify or delay implementation of the Plan of Dissolution, even after shareholder approval; and the uncertain macroeconomic environment. These statements are also subject to a number of material risks and uncertainties that are described in Calithera’s most recent Annual Report on Form 10-K filed with the SEC on March 31, 2023, as updated by its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Calithera undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS:

Stephanie Wong

ir@Calithera.com

650.870.1063

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